UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Grubb & Ellis Company
(Name of Registrant as Specified In Its Charter)
Anthony W. Thompson
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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November 17, 2008

Dear Fellow Stockholders of Grubb & Ellis Company:

        As stockholders of Grubb & Ellis Company (the "Company" or "Grubb & Ellis"), we closely monitor company developments. We believe that Grubb & Ellis is at an important strategic crossroads and would benefit from our experience and insights. Accordingly, we are seeking your support at the upcoming 2008 Annual Meeting of Stockholders of the Company, which is presently scheduled to be held at 8 a.m. EST on December 3, 2008 at The Four Seasons Hotel, located at 2800 Pennsylvania Avenue, Washington D.C. (including any adjournments or postponements thereof and any special meeting that may be called in lieu thereof, the "2008 Annual Meeting"), to take the following actions:

  •
  Elect Anthony W. Thompson, Harold A. Ellis, Jr., and Stuart A. Tanz to serve as Class A directors on the board of directors of the Company, (the "Board");

  •
  Ratify Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008;

  •
  Approve and adopt a binding resolution to amend the Amended and Restated Bylaws of the Company (as amended, the "Bylaws") to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date;

  •
  Approve and adopt a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present; and

  •
  Vote on such other matters as may properly come before the 2008 Annual Meeting and any adjournment thereof.

        The attached proxy statement and the enclosed GREEN proxy card are first being furnished to the stockholders of the Company on or about November 17, 2008 in connection with our solicitation of proxies for use at the 2008 Annual Meeting. Our proxy seeks to elect Mssrs. Thompson, Ellis and Tanz instead of the slate of nominees for Class A director seats proposed by the Company, namely, Harold H. Greene, Devin I. Murphy and D. Fleet Wallace.

        We are all committed to acting in the best interests of the Company's stockholders and have all consented to being named in this proxy statement and, if elected, serving as directors on the Board.

        We believe that your voice in the future direction of the Company can best be expressed through electing us at the 2008 Annual Meeting. ACCORDINGLY, YOU ARE URGED TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT AND THEN SUPPORT OUR EFFORTS BY USING THE ENCLOSED GREEN PROXY CARD TODAY TO VOTE (A) "FOR" THE ELECTION OF ANTHONY W. THOMPSON, HAROLD A. ELLIS, JR., STUART A. TANZ (B) " FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008, (C) " FOR" THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS TO REQUIRE THE COMPANY TO HOLD THE 2008 ANNUAL MEETING ON DECEMBER 3, 2008 AND TO PREVENT THE COMPANY FROM DELAYING SUCH MEETING TO A LATER DATE, (D) "FOR" THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS TO REQUIRE STOCKHOLDER APPROVAL FOR ADJOURNMENT OF A STOCKHOLDER MEETING AT WHICH A QUORUM IS PRESENT AND (E) "FOR" GRANTING TO THE PROXY HOLDERS DISCRETION ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2008 ANNUAL MEETING.

        IF YOUR SHARES OF THE COMPANY'S COMMON STOCK ("SHARES") ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON NOVEMBER 3, 2008 (THE "RECORD DATE"), ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE VOTE YOUR SHARES ACCORDING TO THE ENCLOSED VOTING INSTRUCTION FORM OR

CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GREEN PROXY CARD AS SOON AS POSSIBLE.

IMPORTANT

        YOU ARE URGED NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED BY DELIVERING A LATER-DATED GREEN PROXY CARD, WHICH IS INCLUDED HEREIN, OR BY ATTENDING THE 2008 ANNUAL MEETING AND VOTING IN PERSON, WHICH WILL AUTOMATICALLY CANCEL ANY PROXY PREVIOUSLY GIVEN (BUT YOUR ATTENDANCE ALONE WILL NOT REVOKE ANY PROXY PREVIOUSLY GIVEN), OR BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN NOTICE, PRIOR TO THE VOTING OF THE PROXY, STATING THAT THE PROXY IS REVOKED. YOU SHOULD SEND ANY NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF THE COMPANY AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 1551 NORTH TUSTIN AVENUE, SUITE 300, SANTA ANA, CALIFORNIA 92705. SEE "QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION" AND "PROXY PROCEDURES" IN THE PROXY STATEMENT ATTACHED HERETO.

        If you have any questions or require any assistance with your vote, please contact:

D. F. King & Co., Inc.
48 WALL STREET, NEW YORK, N.Y. 10005
CALL TOLL FREE: (888) 542-7446

OR

BANKS AND BROKERS, CALL COLLECT: (212) 269-5550

        Only holders of record of the Company's common stock as of the close of business on the Record Date are entitled to notice of, and to attend and to vote at, the 2008 Annual Meeting. According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, there were 64,628,798 outstanding shares of common stock of the Company at the close of business on the Record Date. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the 2008 Annual Meeting for each share of common stock of the Company held on the Record Date.

        SEND THE COMPANY'S BOARD OF DIRECTORS A MESSAGE IT CAN'T IGNORE!

Thank you for your support.
ANTHONY W. THOMPSON HAROLD A. ELLIS, JR. STUART A. TANZ

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION	5
BACKGROUND OF THE SOLICITATION	10
PROPOSAL 1: ELECTION OF THE NOMINEES TO SERVE AS CLASS A DIRECTORS ON THE BOARD	14
PROPOSAL 2: RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008	19
PROPOSAL 3: AMENDMENT TO THE BYLAWS TO REQUIRE THE COMPANY TO HOLD THE 2008 ANNUAL MEETING ON DECEMBER 3, 2008 AND TO PREVENT THE COMPANY FROM DELAYING SUCH MEETING TO A LATER DATE	20
PROPOSAL 4: AMENDMENT TO THE BYLAWS TO REQUIRE STOCKHOLDER APPROVAL FOR ADJOURNMENT OF A STOCKHOLDER MEETING AT WHICH A QUORUM IS PRESENT	22
OTHER MATTERS	24
PROXY PROCEDURES	24
REVOCATION OF PROXIES	24
DISSENTERS' RIGHT OF APPRAISAL	24
SOLICITATION OF PROXIES	25
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT	25
ADDITIONAL INFORMATION	26
ANNEX A: INFORMATION CONCERNING CERTAIN PARTICIPANTS	A-1

PROXY STATEMENT
OF
ANTHONY W. THOMPSON
HAROLD A. ELLIS, JR.
STUART A. TANZ

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
GRUBB & ELLIS COMPANY

        This proxy statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of Grubb & Ellis Company, a Delaware corporation (the "Company"), by Anthony W. Thompson, Harold A. Ellis, Jr. and Stuart A. Tanz ("we," "our" or the "Nominees"), each of whom is a stockholder of the Company, in connection with the solicitation of proxies from the Company's stockholders to be used at the 2008 Annual Meeting of the stockholders of the Company (including any adjournment or postponement thereof and any special meeting that may be called in lieu thereof, the "2008 Annual Meeting"). The 2008 Annual Meeting is scheduled to be held at 8 a.m. E.S.T. on December 3, 2008 at The Four Seasons Hotel, located at 2800 Pennsylvania Avenue, Washington D.C. The principal executive offices of the Company are located at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

        This proxy statement and the enclosed GREEN proxy card are first being furnished to the Company's stockholders on or about November 17, 2008. Stockholders who are record holders of common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on November 3, 2008 (the "Record Date") will be entitled to vote at the 2008 Annual Meeting. According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, there were 64,628,798 outstanding shares of common stock of the Company at the close of business on the Record Date and entitled to vote at the 2008 Annual Meeting.

        This proxy statement and the enclosed GREEN proxy card are being furnished to the Company's stockholders by us in connection with the solicitation of proxies for the following:

  •
  To vote "FOR" the election of Anthony W. Thompson, Harold A. Ellis, Jr., and Stuart A. Tanz to serve as Class A directors of the board of directors of the Company (the "Board");

  •
  To vote "FOR" the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008;

  •
  To vote "FOR" the approval and adoption of a binding resolution to amend the Amended and Restated Bylaws of the Company (as amended, the "Bylaws") to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date;

  •
  To vote "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present; and

  •
  To vote "FOR" granting to the proxy holders discretion to vote on such other matters as may properly come before the 2008 Annual Meeting.

        Mr. Thompson has nominated himself, Harold A. Ellis, Jr., and Stuart A. Tanz to be elected to serve as Class A directors on the Board. We are soliciting your proxy for the 2008 Annual Meeting in support of the election of the Nominees to serve as Class A directors on the Board.

        The Nominees are committed to working to enhance stockholder value. We strongly believe that a vote "FOR" the Nominees will enable you, as the owners of the Company, to enhance the value of your investment in the Common Stock. However, we do not give any assurance that the adoption of any or all of the proposals contained herein will produce the anticipated increase in stockholder value.

        Mr. Thompson is the beneficial owner, as of the date of this proxy statement, of 9,200,708 shares of Common Stock, representing in the aggregate approximately 14.2% of the Common Stock issued and outstanding as of the Record Date (as determined based on information disclosed in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008).

        Mssrs. Ellis and Tanz beneficially own, as of the date of this proxy statement, 912 and 15,000 shares of Common Stock, respectively.

        The Nominees intend to vote all of their shares of Common Stock (A) "FOR" the election of the Nominees to serve as Class A directors on the Board (B) "FOR" the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008, (C) "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date, (D) "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present and (E) "FOR" granting to the proxy holders discretion to vote on such other matters as may properly come before the 2008 Annual Meeting.

        The solicitation outlined in this proxy statement is being made by the Nominees, who are sometimes referred to collectively as the "Participants" in the solicitation described in this proxy statement. Each of the Nominees is deemed to be a "participant" in the solicitation of proxies described in this proxy statement under the federal securities laws. Information concerning the Participants is provided in this proxy statement under the headings "BACKGROUND OF THE SOLICITATION—Why stockholders should vote for the Nominees," "PROPOSAL 1: ELECTION OF THE NOMINEES TO SERVE AS CLASS A DIRECTORS ON THE BOARD—BACKGROUND OF THE NOMINEES," "PROPOSAL 1: ELECTION OF THE NOMINEES TO SERVE AS CLASS A DIRECTORS ON THE BOARD—OTHER INFORMATION ABOUT THE NOMINEES" and in Annex A to this proxy statement. All information relating to any person other than the Participants is given only to our knowledge.

IMPORTANT NOTE

        You should rely only on the information contained in this proxy statement to vote for the Nominees and to approve each of the proposals described in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 17, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary. All information relating to any person other than the Participants is given only to our knowledge.

        We are not aware of any proposals to be brought before the 2008 Annual Meeting other than the election of directors, the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008 and the proposals to amend the Company's Bylaws as set forth herein. However, should other proposals, which we are not aware of a reasonable time before this solicitation, be brought before the 2008 Annual Meeting, the persons named as proxies in the enclosed GREEN proxy card intend to vote on such matters in their discretion.

        THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

        YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES OF COMMON STOCK YOU OWN. YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES AND

TO APPROVE EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT USING THE ENCLOSED GREEN PROXY CARD.

        YOU ARE URGED NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED BY DELIVERING A LATER-DATED GREEN PROXY CARD, WHICH IS INCLUDED HEREIN, OR BY ATTENDING THE 2008 ANNUAL MEETING AND VOTING IN PERSON WHICH WILL AUTOMATICALLY CANCEL ANY PROXY PREVIOUSLY GIVEN (BUT YOUR ATTENDANCE ALONE WILL NOT REVOKE ANY PROXY PREVIOUSLY GIVEN), OR BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN NOTICE, PRIOR TO THE VOTING OF THE PROXY, STATING THAT THE PROXY IS REVOKED. YOU SHOULD SEND ANY NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF THE COMPANY AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 1551 NORTH TUSTIN AVENUE, SUITE 300, SANTA ANA, CALIFORNIA 92705. SEE "QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION" AND "PROXY PROCEDURES" BELOW.

        ALTHOUGH A REVOCATION IS EFFECTIVE IF DELIVERED TO THE COMPANY, WE REQUEST THAT EITHER THE ORIGINAL OR PHOTOSTATIC COPIES OF ALL REVOCATIONS BE MAILED TO D.F. KING & CO., INC. AT 48 WALL STREET, NEW YORK, NY 10005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words "expects," "intends," "believes," "anticipates" and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of the Company. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the Nominees to the Board, the ability of the Nominees to improve the performance of the Company and other factors associated with the business of the Company, as described in the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K, which reports are available at no charge at the website of the Securities and Exchange Commission at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements contained in this proxy statement as a prediction of actual future results.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

What am I being asked to vote on?

        You are being asked to vote:

  •
  "FOR" the election of three Class A directors to the Board as further described in this proxy statement under the heading "Proposal 1: Election of the Nominees to serve as Class A directors on the Board;"

  •
  "FOR" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008 as further described in this proxy statement under the heading "Proposal 2: The Ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the Year Ending December 31, 2008;"

  •
  "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date, as further described in this proxy statement under the heading "Proposal 3: Amendment to the Bylaws to Require the Company to Hold the 2008 Annual Meeting on December 3, 2008 and to Prevent the Company from Delaying Such Meeting to a Later Date;"

  •
  "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present as further described in this proxy statement under the heading "Proposal 4: Amendment to the Bylaws to Require Stockholder Approval for Adjournment of a Stockholder Meeting at Which a Quorum is Present;" and

  •
  On any other matters as may properly come before the 2008 Annual Meeting as further described in this proxy statement under the heading "Other Matters."

What is our recommendation?

        We recommend you use the enclosed GREEN proxy card:

  •
  To vote "FOR" the election of each of the Nominees;

  •
  To vote "FOR" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008;

  •
  To vote "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date;

  •
  To vote "FOR" the approval and adoption of a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present; and

  •
  To vote "FOR" granting to the proxy holders discretion on all other matters as may properly come before the 2008 Annual Meeting.

What do I need to do now?

        This proxy statement contains important information about the Participants. We urge you to read this proxy statement carefully, including Annex A. After carefully reading and considering the information set forth herein, please vote your shares of Common Stock owned on the Record Date using the enclosed GREEN proxy card, or provide proper voting instructions with respect to such shares of Common Stock to your broker or other nominee as soon as possible so that your shares of Common Stock will be represented at the 2008 Annual Meeting.

Who can vote?

        You are eligible to vote or to execute a proxy only if you owned shares of Common Stock on the Record Date. Even if you sell your shares of Common Stock after the Record Date, you will retain the right to execute a proxy in connection with such shares of Common Stock owned as of the Record Date for the 2008 Annual Meeting. It is important that you grant a proxy regarding shares of Common Stock you held on the Record Date, or vote those shares of Common Stock in person, even if you no longer own those shares of Common Stock.

        Each holder of Common Stock will be entitled to one vote in person or by proxy for each share of Common Stock it holds as of the Record Date on any matter properly submitted to a vote of the stockholders at the 2008 Annual Meeting.

How many shares of Common Stock are outstanding?

        According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, there were 64,628,798 outstanding shares of common stock of the Company at the close of business on the Record Date and entitled to vote at the 2008 Annual Meeting.

What vote is required to elect the Nominees?

        A vote in favor of a nominee by a plurality of the votes cast at a duly called meeting at which there is a quorum present in person or by proxy is needed to elect a director. A quorum will exist for the meeting if at least a majority of the outstanding shares of Common Stock are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted. We recommend that you vote "FOR" the election of each of the Nominees to serve as Class A directors on the Board. Please refer to "Proposal 1: Election of the Nominees to Serve as Class A Directors on the Board" for additional information.

How many shares of Common Stock must be voted in favor of the other proposals described in this proxy statement in order to approve them?

        Proposal 2 (ratification of the Company's independent public accounting firm) requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the 2008 Annual Meeting, once a quorum has been established, in order to pass. Please refer to "Proposal 2: The Ratification of Ernst & Young LLP as the independent Registered Public Accounting Firm for the Company for the Year Ending December 31, 2008" for additional information. In order to pass, Proposals 3 and 4 described in this proxy statement, which relate to amendments to the Company's Bylaws, require the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote for the election of directors at the 2008 Annual Meeting. Please refer to "Proposal 3: Amendment to the Bylaws to Require the Company to Hold the 2008 Annual Meeting on December 3, 2008 and to Prevent the Company from Delaying Such Meeting to a Later Date," and "Proposal 4: Amendment to the Bylaws to Require Stockholder Approval for Adjournment of a Stockholder Meeting at Which a Quorum is Present" for additional information.

What is a "Quorum" and why is it necessary?

        The presence at the 2008 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, there were 64,628,798 outstanding shares of common stock of the Company at the close of business on the Record Date and entitled to vote at the 2008 Annual Meeting.

        Proxies received but marked "ABSTAIN," "WITHHOLD" or "BROKER NON-VOTE" will be included in the calculation of the number of shares of Common Stock considered to be present at the 2008 Annual Meeting for purposes of determining whether or not a quorum is present, but are not considered votes cast in favor of any proposal or the election of any director nominee.

What happens if I fail to instruct my broker? What is a "broker non-vote" and how would it affect voting?

        If you hold your shares of Common Stock in "street name" through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to any of the contested matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, or you do not vote your shares of Common Stock according to the enclosed voting instruction form, your shares of Common Stock will be deemed voted as a "broker non-vote" on those matters.

        Where a proxy card has been voted "broker non-vote," the underlying shares are counted for quorum purposes. However, such shares will not be taken into account in determining the outcome of the proposed election of the Nominees as directors pursuant to Proposal 1.

        Proposal 2 (ratification of the Company's independent registered public accounting firm) requires the approval of a majority of the shares present, in person or by proxy, once a quorum has been established. A "broker non-vote" will be included in the number of votes present and entitled to vote on the proposal, but will have the effect of a vote cast "AGAINST" the proposal.

        Each of Proposals 3 and 4 described in this proxy statement, which relate to amendments to the Company's Bylaws, requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote on such proposal at the 2008 Annual Meeting. A "broker non-vote" with respect to Proposals 3 and 4 will be included in the number of votes present and entitled to vote on such proposals, but will have the effect of a vote cast "AGAINST" these proposals.

How many votes do I have?

        With respect to each matter to be considered at the 2008 Annual Meeting, each stockholder of the Company will have one vote for each share of Common Stock held by such stockholder on the Record Date.

How will my shares of Common Stock be voted?

        If you give a proxy on the enclosed GREEN proxy card, your shares of Common Stock will be voted as you direct. If you submit the enclosed GREEN proxy card without instructions, we will vote your shares of Common Stock in accordance with the recommendations contained herein with respect to each of the proposals described in this proxy statement. Submitting the enclosed GREEN proxy card will also entitle us to vote your shares of Common Stock in accordance with our discretion on matters not described in this proxy statement that may arise at the 2008 Annual Meeting. As of the date of this proxy statement, we do not know of any such additional matters.

        Unless the proxy on the enclosed GREEN proxy card specifies otherwise, it will be presumed to relate to all shares of Common Stock held of record on the Record Date by the person who submitted it.

How do I vote in person?

        If you owned shares of Common Stock on the Record Date, you may attend the 2008 Annual Meeting and vote in person. If you are not the record holder of your shares of Common Stock, please refer to the discussion following the question "What if I am not the record holder of my shares of Common Stock?" below. If you hold your shares of Common Stock in the name of a bank, broker or other nominee, you will not be able to vote in person at the 2008 Annual Meeting unless you have previously specially requested and obtained a "legal proxy" from your bank, broker or other nominee and present it at the 2008 Annual Meeting.

How do I vote by proxy?

        You may vote before the 2008 Annual Meeting by completing, signing, dating and returning the enclosed GREEN proxy card in the enclosed, postage-paid envelope.

What if I am not the record holder of my shares of Common Stock?

        If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution (a "custodian"), only it can give a proxy with respect to your shares of Common Stock. You may have received a voting instruction card (which you can complete and return to the custodian to direct its voting of your shares of Common Stock). If your custodian has not sent you a voting instruction card, you may contact the custodian directly to provide it with instructions. If you need assistance, please contact our proxy solicitor, D.F. King & Co. Inc., toll-free at (888) 542-7446.

Can I change my vote?

        You may change your proxy instructions at any time prior to the vote at the 2008 Annual Meeting for shares of Common Stock held directly in your name. You may accomplish this by completing and submitting a later-dated GREEN proxy card to our proxy solicitor, D.F. King & Co., Inc. located at 48 Wall Street, New York, NY 10005, or by completing and submitting a later-dated white proxy card to the Company as provided in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008. Only the latest dated proxy card you submit will be counted. You may also revoke a proxy card at any time before it is voted by delivering a written notice of revocation, bearing a later date than the date of such proxy card, to either our proxy solicitor, D.F. King & Co., Inc., or the Corporate Secretary of the Company, stating that your proxy provided is revoked. You should send any notice of revocation to either our proxy solicitor, D.F. King & Co., Inc. located at 48 Wall Street, New York, NY 10005, or the Corporate Secretary of the Company at the Company's executive offices located at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. In addition, you may revoke any proxy card, either GREEN or white, by attending the 2008 Annual Meeting and voting in person (but your attendance alone will not revoke any proxy previously given). For shares of Common Stock held in "street name," you may change your proxy instructions by submitting new voting instructions to your broker or nominee or contacting the person responsible for your account and instructing that person to execute on your behalf either the enclosed GREEN proxy card or the white proxy card provided by the Company.

What do I do if I receive a white proxy card from the Company?

        Proxies on the white proxy card are being solicited by the incumbent management and Board. If you submit a proxy to us by signing and returning the enclosed GREEN proxy card, do not sign or return the white proxy card provided by the incumbent management and Board.

        If you have already sent a white proxy card to the Company, you may revoke it and lend your support to our recommendations outlined in this proxy statement by signing, dating and returning the enclosed GREEN proxy card.

Who Can Help Answer my Questions?

        If you would like additional copies of this proxy statement, or if you would like to ask any additional questions, you should contact our proxy solicitor:

D. F. King & Co., Inc.
48 WALL STREET, NEW YORK, N.Y. 10005
CALL TOLL FREE: (888) 542-7446
OR
BANKS AND BROKERS, CALL COLLECT: (212) 269-5550

BACKGROUND OF THE SOLICITATION

        Mr. Thompson is the second largest stockholder of the Company and the former Chairman of its Board. He became Chairman of the Company on December 7, 2007 following the completion of the Company's merger with NNN Realty Advisors, Inc. ("NNN"), a provider of real estate investment products and services. Mr. Thompson resigned as the Chairman of the Company's Board effective February 8, 2008, as the Company reported in a press release dated January 29, 2008.

        At the time of Mr. Thompson's departure, the Company was profitable, had recently completed its merger with NNN and had in place what was, in Mr. Thompson's opinion, a sound business plan. In Mr. Thompson's view, he had achieved what he intended to accomplish at the Company and accordingly resigned from his position on the Board to focus on his personal investments. It was Mr. Thompson's hope that following his departure the Board would execute the business plan that he helped develop and, in so doing, enhance the value of his stake in the Company.

        However, since Mr. Thompson left the Board, the Company has announced declining financial results. Specifically, for the second and third quarters of 2008 the Company posted net losses of $5.1 million and $44 million, respectively, compared with net income of $11.3 million and $2.6 million, for the companies on a combined basis in the same period of 2007, as the Company reported in press releases dated August 5, 2008 and November 6, 2008. In addition, according to public reports, the Company has experienced management turnover in recent months. For example, on July 11, 2008, the Company issued a press release announcing the immediate resignation of Scott Peters, the former Chief Executive Officer and President of the Company. The Company has yet to find a permanent replacement for Mr. Peters. Robert H. Osbrink, Executive Vice President and Chairman of Transaction Services, also left the Company, as reported by the Company in a press release dated June 24, 2008. In addition, according to a press release issued by the Company on September 17, 2008, Francene LaPoint, Executive Vice President of Accounting and Finance, resigned from her position with the Company.

        Spurred to action by the developments at the Company described in the preceding paragraph, on June 26, 2008, Mr. Thompson wrote to the Board and requested that he be reappointed to the Board since he believed that he could help preserve and enhance stockholder value by sharing firsthand both his strategic vision for our Company and the benefit of his more than 35 years of experience in the real estate investment industry. Although Mr. Thompson had hoped that the Board would succeed in enhancing the financial performance of the Company following his departure, he has always been willing to return to an active role at the Company in order to assist it when it faces challenges, as he presently believes it does.

        In an open letter filed with the Securities and Exchange Commission on July 21, 2008, the Board refused Mr. Thompson's request to be reappointed to the Board despite the Company's acknowledgement of Mr. Thompson's distinguished record of achievement in the real estate investment industry. Only months ago, in a public report filed with the Securities and Exchange Commission when Mr. Thompson stepped down from the Board, the Company's former Chief Executive Officer had this to say about Mr. Thompson: "Tony is an acknowledged visionary in our sector of the real estate investment universe having led us to transaction volumes of over $8.5 billion. He has been hugely helpful in the effort to merge the Grubb & Ellis and NNN Realty Advisors platforms, and we will miss his wisdom and energy."

        Since that time, Mr. Thompson has had several discussions with certain members of the Board in which he shared his belief that a change in direction at our Company would help it build a dynamic future. In these conversations, Mr. Thompson, among other things, advocated that the Company embark on a program to reinvigorate its core service offerings and proactively seek out the opportunities presented by present market conditions. In addition, Mr. Thompson urged the Company to strengthen its management team by selecting qualified outsiders to fill vacancies in senior management positions. Mr. Thompson also encouraged certain members of the Board to bring fresh perspectives to the deliberations of the Board itself by nominating new director candidates, including those recommended by the Company's stockholders. Mr. Thompson believed, and continues to believe, that during a period in which the Company's stockholders have been made to absorb losses, as they have in recent months according to publicly available information, it is important that they be afforded a meaningful voice in the Company's governance and future direction.

        To date, the Company has not acted upon Mr. Thompson's recommendations for reform described above. Since the Company has resisted adopting suggestions that Mr. Thompson believes would improve the Company's financial performance and enhance stockholder value, Mr. Thompson determined to take his call for change directly to the stockholders by nominating what he believes to be a slate of highly qualified and experienced director nominees to stand for election at the 2008 Annual Meeting: Harold A. Ellis, Jr. co-founded the Company in 1958 and served as its Chairman and Chief Executive Officer until 1992; Stuart A. Tanz was the Chairman of the board of directors, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc. ("Pan Pacific"), a San Diego based real estate investment trust, which under his direction grew from 13 shopping centers, totaling $250 million in assets in 1992, to become the largest shopping center real estate investment trust on the West coast of the United States, with 138 properties and a total market capitalization in excess of $4 billion; Mr. Thompson himself played an integral role in developing the divisions that are responsible for producing the bulk of the Company's present cash flow, which is why Mr. Thompson is confident that the Participants' program to enhance stockholder value, as described below under the heading "—A New Strategic Program," will aid the Company. In an effort that we believe will minimize obstacles to the election of the Nominees, we have determined to propose and advocate that certain amendments to the Bylaws, as further described under the captions "Proposal 3: Amendment to the Bylaws to Require the Company to Hold the 2008 Annual Meeting on December 3, 2008 and to Prevent the Company from Delaying Such Meeting to a Later Date," and "Proposal 4: Amendment to the Bylaws to Require Stockholder Approval for Adjournment of a Stockholder meeting at Which a Quorum is Present" below, be adopted by the stockholders of the Company.

A New Strategic Program

        Our vision for the Company's future success is centered on the thesis that stockholder value should be maximized. propose a change in the membership of the Board because we believe it is in the best interest of the Company's stockholders that the Company weigh the possibility of adopting a new strategic program designed to drive improved financial performance. Elements of this program, which we intend to seek to introduce for the consideration of the Board if elected, include the following (each of which we believe would help improve the Company's top line financial results):

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  Building an expanded platform for the delivery of real estate consulting, appraisal and valuation services, which, we believe, are increasingly in demand of late.

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  Retooling the Company's Investment Management segment so that it focuses more of its resources on real estate investment programs intended to accommodate investments by domestic and overseas high net worth individuals.

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  Implementing effective measures to attract and retain key brokers to enable the Company's Transaction Services segment to thrive.

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  Capitalizing on attractive investment opportunities resulting from the distressed real estate market that prevails at present.

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  Taking advantage of consolidation in the tenant-in-common business in which the Company is a participant and expanding the Company's market share of such business.

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  Creating a debt acquisition platform to capitalize on market dislocation and the opportunities presented by investments in discounted debt.

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  Seeking to more closely align executive compensation with the Company's financial performance.

        Under our approach, efforts to increase the Company's revenues should be complemented by efforts to reduce costs by scaling back investments in unprofitable divisions, repositioning or selling troubled assets and closely reviewing the Company's current expenses to identify other cost saving opportunities.

        We will, if elected, constitute a minority of the Board. Accordingly, we will not be able to adopt any measures proposed by any particular stockholder without the support of at least some incumbent members of the Board. However, we should be expected to articulate and raise our concerns about the Company's business activities with all of the members of the Board and make every effort to introduce the strategic program described above.

Why stockholders should vote for the Nominees

        We believe that we each have broad, relevant real estate industry experience, as described below. In addition, we are committed to acting in the best interests of the Company's stockholders.

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  Anthony W. Thompson:

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  is acknowledged by the Company to be a "visionary in our sector of the real estate investment universe having led us to transaction volumes of over $8.5 billion;"

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  played an integral role in developing the Transaction Services and Management Services divisions of the Company, which are responsible for producing the majority of the Company's present revenue;

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  led NNN to become an industry leader in securitized 1031 tenant-in-common exchange transactions;

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  founded and served as Chairman of the Board of NNN, raising nearly $3 billion in equity for various NNN investment programs;

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  formed four Securities and Exchange Commission-registered, non-traded real estate investment trusts;

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  oversaw the sale of 16 million shares of the equity interests in NNN for $160 million to institutional investors through a 144A private offering; and

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  orchestrated the reverse merger between NNN and the Company in December 2007 and was elected Chairman of the Board of the Company.

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  Harold A. Ellis, Jr.:

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  co-founded the Company in 1958;

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  served as the Company's Chairman and Chief Executive Officer until 1992;

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  co-founded and currently serves as Chairman of CataList Homes, Inc., a residential real estate brokerage with 9 offices in Southern California; and

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  currently serves as Chairman of Ellis Partners, LLC ("Ellis Partners"), one of Northern California's largest commercial real estate developers and investors, which he co-founded in 1993, and which has acquired and/or developed over $2 billion worth of commercial real estate property since its founding.

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  Stuart A. Tanz:

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  is currently Chief Executive Officer of United Income Properties, a San Diego based real estate company;

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  served as Chairman of the Board, Chief Executive Officer and President of Pan Pacific from 1997 until 2006, during which time Pan Pacific achieved 795% growth in total market capitalization (from $447 million to $4 billion); and 456% portfolio growth (from 25 to 139 properties).

        If elected, each of us would, subject to our fiduciary duties to all of the Company's stockholders, strive to (i) encourage serious consideration by the Board of the concepts outlined in "—A New Strategic Program" above and directly assist in the development of an innovative business plan designed to grow the Company's value for the benefit of all stockholders, (ii) bring greater accountability and discipline to the management of the Company while more closely aligning executive compensation with the financial performance of the Company and (iii) improve investor confidence.

        In addition, we believe that, amidst the present challenging market conditions, the productivity and confidence of the Board would be improved if it is anchored by an experienced roster of real estate industry veterans such as ourselves who have, in the past, found opportunities in adverse market conditions. Stockholder value could also be enhanced if the investment community has confidence in the oversight of a seasoned and skillful Board, which confidence we believe may result if we are elected.

        A VOTE IN FAVOR OF THE NOMINEES WILL ENABLE YOU TO SEND A CLEAR AND POWERFUL MESSAGE TO THE BOARD THAT YOU ENDORSE OUR CALL FOR CHANGE AT THE COMPANY.

PROPOSAL 1:
ELECTION OF THE NOMINEES TO SERVE AS CLASS A DIRECTORS ON THE BOARD

        We propose that the Company's stockholders elect Anthony W. Thompson, Harold A. Ellis, Jr., and Stuart A. Tanz as the three Class A directors of the Company at the 2008 Annual Meeting. Each of the Nominees, if elected, would hold office for a term ending at the annual meeting (or special meeting in lieu thereof) of stockholders for the year 2011 or until a successor has been duly elected and qualified. Each of us has consented to being named in this proxy statement and, if elected, to serving as a director on the Board.

Background of the Nominees

        The following table sets forth the name, age, present principal occupation, business address, business experience for the past five years and certain other information with respect to the Nominees. This information has been furnished by the Nominees.

NAME, AGE AND BUSINESS ADDRESS	PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS; PUBLIC COMPANY DIRECTORSHIPS
ANTHONY W. THOMPSON (Age 61) Business Address: Thompson National Properties, LLC 1900 Main Street Suite 700 Irvine, California 92614	Anthony W. Thompson currently serves as Chairman and Chief Executive Officer of Thompson National Properties, LLC, a company which he founded in February 2008 and which provides value-added real estate investment opportunities and asset management to high net worth domestic, foreign and institutional investors.

From December 2007 to February 2008, Mr. Thompson served as Chairman of the Board of the Company. Mr. Thompson remains the second largest stockholder of the Company.

Prior to serving on the Board, Mr. Thompson founded the predecessor to NNN, Triple Net Properties, LLC ("Triple Net"), in 1998 and was the Chairman of Triple Net until November 2007, its Chief Executive Officer until September 2006, and its President until August 2004. Following the December 2007 merger of NNN and the Company, Triple Net became known as Grubb and Ellis Realty Investors, LLC ("GERI").

Mr. Thompson became the Chairman of NNN's board of directors in September 2006. Under Mr. Thompson's leadership, NNN raised nearly $3 billion in equity for various investment programs, including securitized 1031 tenant-in-common exchange programs, an industry which Mr. Thompson pioneered. In addition, Mr. Thompson oversaw the reverse merger of NNN with the Company in December 2007, and the sale of 33% of the equity interests in NNN to institutional investors for $160 million through a 144A private equity offering in November 2007.

Mr. Thompson also serves as Chairman of the Sterling College Board of Trustees and is active in various other community and charitable organizations. Mr. Thompson is a graduate of Sterling College, from which he received a B.S. in Economics.

NAME, AGE AND BUSINESS ADDRESS	PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS; PUBLIC COMPANY DIRECTORSHIPS
HAROLD A. ELLIS, JR. (Age 77) Business Address: Ellis Partners, LLC 111 Sutter Street, Suite 800 San Francisco, CA 94104	Harold A. Ellis, Jr. co-founded Grubb & Ellis Company in 1958 and served as its Chairman and Chief Executive Officer until 1992. From June 1, 2001 to the present, Mr. Ellis has served as the Chairman of CataList Homes, Inc., a residential real estate brokerage which he co-founded in June 2001. In addition, from April 1, 1993 to the present, Mr. Ellis has served as the co-founder and Chairman of Ellis Partners, one of Northern California's largest commercial real estate developers and investors. Since 1993, Ellis Partners has acquired and developed over $2 billion dollars worth of commercial real estate property. As the Principal of Ellis Partners, Mr. Ellis is actively involved in all facets of the business with a particular emphasis on major acquisitions and strategic planning. Mr. Ellis has served as a director on several publicly traded real estate companies.

Mr. Ellis is the founder and Chairman of Melanoma Therapeutics Foundation. He is also an active member of National Association of Industrial & Office Properties and the Lambda Alpha Land Economics Honor Society. Mr. Ellis holds the designation Counselor of Real Estate (CRE). He is a graduate of the University of California at Berkeley and the Stanford Graduate School of Business.
STUART A. TANZ (Age 49) Business Address: United Income Properties, Inc. 1750 La Costa Meadows Drive San Marcos, CA 92078
Stuart A. Tanz currently serves as the Chief Executive Officer of United Income Properties, a real estate development company focused on the acquisition, ownership and redevelopment of retail properties, a position he has held since October 2006. From August 1997 to October 2006, Mr. Tanz was the Chairman, Chief Executive Officer, President and a director of Pan Pacific. Mr. Tanz was integral to Pan Pacific's growth from a small, closely-held private investment company into a publicly-held real estate investment trust with assets exceeding $4 billion.

Mr. Tanz currently serves on the Advisory Council for the University of Southern California Lusk Center for Real Estate, the Policy Advisory Board of the Burnham-Moores Institute of Real Estate at the University of San Diego, the Board of Directors for the Burnham Institute for Medical Research and the Board of Sensorwave.

Mr. Tanz is also a member of the International Council of Shopping Centers and the Young Presidents Organization. Considered one of the industry's leaders, Mr. Tanz is a frequent guest speaker at real estate conferences throughout the country. In 1998, National Real Estate Investors named Mr. Tanz as one of the country's top real estate executives under the age of 40. In 2001, Mr. Tanz was recognized as San Diego's Ernst & Young Real Estate Entrepreneur of the Year.

Mr. Tanz received his B.S. degree in Business Administration from the University of Southern California.

        A vote in favor of a nominee by a plurality of the votes at a duly called meeting at which there is a quorum present in person or by proxy is needed to elect a director. "Broker non-votes" will not be taken into account in determining the outcome of the election of directors. A "broker non-vote" refers to a situation in which shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to the proxy solicitor, but the broker has no authority to vote such proxy card because it has not received instructions from its customer.

        YOU ARE STRONGLY URGED TO VOTE "FOR" THE ELECTION OF ANTHONY W. THOMPSON, HAROLD A. ELLIS, JR., AND STUART A. TANZ ON THE ENCLOSED GREEN PROXY CARD.

Other Information About the Nominees

        We stand committed to pursuing and implementing strategies to enhance stockholder value and restore public confidence and support in the Company. However, there can be no assurance that the actions we intend to take will be implemented if we are elected or that our election will improve the Company's business or prospects or otherwise enhance stockholder value. Your vote to elect us will have the legal effect of electing three Class A directors to the Board. None of us nor, to our knowledge, any other person on behalf of us has made or undertaken any analysis or reports as to whether stockholder value will be maximized as a result of the solicitation described in this proxy statement or obtained reports from consultants or other outside parties as to whether the proposals presented herein would have an effect on stockholder value. There can be no assurance that stockholder value will be maximized as a result of this solicitation or our election.

        According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, individuals who serve as directors and are otherwise unaffiliated with the Company ("Outside Directors") receive compensation for serving on the Board and on its committees. If elected as a director of the Company, each of the Nominees that the Board affirmatively determines to be an Outside Director would receive annual compensation as follows: (i) an annual retainer fee of $50,000 per annum; (ii) a fee of $1,500 for each regular meeting of the Board attended in person or telephonically; (iii) a fee of $1,500 for each standing committee member of the Board attended in person or telephonically; and (iv) $60,000 worth of restricted shares of Common Stock issued at the then current market price of the Common Stock, to vest ratably in equal annual installments over three years, except in the event of a change in control, in which event vesting is accelerated. Such Nominees would also be required to commit to an equity position in the Company over five years in an amount equal to $250,000 worth of Common Stock, which may include annual grants of restricted Common Stock. In addition, the chairperson of the audit committee receives a fee of $15,000 per annum, the chairperson of the compensation committee receives a fee of $10,000 per annum, and the chairperson of the corporate governance and nominating committee receives a fee of $7,500 per annum. Each of the Nominees would be reimbursed for out of pocket travel expenses incurred in connection with attending meetings of the Board. Each of the Nominees, if elected, will be indemnified for his service as a director of the Company to the same extent indemnification is provided to the current directors of the Company under the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") and Bylaws. We also believe that, if we are elected, each of us will be covered by the Company's officer and director liability insurance. We disclaim any responsibility for the accuracy of the foregoing information, which has been drawn from the Company's public filings.

        Mssrs. Ellis and Tanz will not receive any compensation from Mr. Thompson for their service as nominees for election or as directors, if elected, of the Company. We have each executed a written consent agreeing to be named in this proxy statement and to be a nominee for election as a director of the Company and to serve as a director if so elected. Each of us reserves the right to purchase or sell shares of Common Stock after the date hereof in the open market, in privately negotiated transactions or otherwise.

        We may be deemed to have an interest in our nominations for election to the Board by virtue of compensation we may receive from the Company as directors if we are elected to the Board, as described above or otherwise.

        Other than as described herein (including in Annex A hereto):

  •
  none of the Nominees has carried on an occupation or employment, during the past five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Nominees has ever served on the Board;

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  no family relationships exist between any Nominee and any director or executive officer of the Company;

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  none of the Nominees owns beneficially, directly or indirectly, or of record but not beneficially, and none has any personal ownership interest, direct or indirect in, any securities of the Company, or any parent or subsidiary of the Company, nor has any of the Nominees purchased or sold any securities of the Company within the last two years;

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  none of the Nominees, nor any of their respective associates or immediate family members, have any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;

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  there are no arrangements or understandings between any of the Nominees and any other party pursuant to which any such nominee was or is to be selected as a director or nominee for election to the Board;

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  there are no material proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries;

  •
  none of the Nominees, nor any of their respective associates or immediate family members, any corporation or organization of which any of the Nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, or any trust or other estate in which any of the Nominees has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to the Company or its subsidiaries, at any time since the beginning of the Company's last fiscal year, in an amount in excess of $120,000;

  •
  none of the Nominees, nor any of their respective associates or immediate family members have had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000;

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  none of the Nominees is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies;

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  no associate of any Nominee owns beneficially, directly or indirectly, any securities of the Company;

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  during the past ten years, none of the Nominees have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

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  neither the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company;

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  during the last five years, the Nominees were not involved in any of the events described in Item 401(f) of Regulation S-K that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company; and

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  none of the relationships regarding the Nominees described under Item 404(b) of Regulation S-K exists or has existed during the Company's last fiscal year.

        The Company is listed on the New York Stock Exchange (the "NYSE"). NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board currently has a majority of independent directors. Under NYSE rules, subject to certain exceptions and qualifications, a director generally qualifies as "independent" upon the Board affirmatively determining that he or she has no material relationship (other than serving as a director) with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Based on a review of our backgrounds and business activities, we reasonably believe on the basis of the information available to us at this time, that (i) the Board could affirmatively determine that Mr. Ellis and Mr. Tanz qualify as independent under NYSE rules, (ii) the Board is likely to determine that Mr. Thompson is not considered independent under NYSE rules and (iii) if the Nominees are elected, the Board would continue to have a majority of independent directors under applicable NYSE rules.

        We expect to be able to stand for election, but, in the event that any of us are unable to serve or, for good cause, will not serve, the shares of Common Stock represented by the enclosed GREEN proxy card will be voted for substitute nominees. In addition, we reserve the right to nominate substitute persons if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, shares of Common Stock represented by the enclosed GREEN proxy card will be voted for such substitute nominees. We reserve the right to nominate additional persons if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the 2008 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve may constitute an unlawful manipulation of the Company's corporate machinery and that the Certificate of Incorporation fixes the size of the Board at nine members. YOU ARE URGED TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 2: THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

        The following background information discussing Proposal 2 is drawn from the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 30, 2008:

        The Board has appointed the firm of Ernst & Young LLP to continue as the Company's independent registered public accounting firm for the year ending December 31, 2008, subject to ratification of the appointment by the Company's stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the audit committee of the Board (the "Audit Committee") will reconsider whether to retain Ernst & Young LLP, but may decide to retain Ernst & Young LLP as the Company's independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the 2008 Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board has recommended a vote to ratify the appointment of Ernst & Young LLP as independent public accountants for the year ending December 31, 2008.

        Please refer to the Company's definitive proxy statement for additional details concerning this Proposal 2, the Audit Committee and the fees paid by the Company to Ernst & Young LLP for services rendered during past periods.

        Proposal 2 requires the approval of a majority of the shares present, in person or by proxy, once a quorum has been established. A "broker non-vote" will be included in the number of votes present and entitled to vote on the proposal, but will have the effect of a vote cast "AGAINST" the proposal. A "broker non-vote" refers to a situation in which shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to the proxy solicitor, but the broker has no authority to vote such proxy card because it has not received instructions from its customer.

        YOU ARE URGED TO VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008 ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 3: AMENDMENT TO THE BYLAWS TO REQUIRE THE COMPANY TO
HOLD THE 2008 ANNUAL MEETING ON DECEMBER 3, 2008 AND TO
PREVENT THE COMPANY FROM DELAYING SUCH MEETING TO A LATER DATE

        In a letter dated August 12, 2008, Mr. Thompson requested that the Company hold its annual stockholder meeting for 2008 no later than October 2008 in order to give the stockholders a voice in the Company's governance and future direction at what was, in his opinion, an important strategic junction for the Company. Mr. Thompson believed, and continues to believe, that the meeting should be held as early as practicable to enable the stockholders to respond to the Company's declining financial results, as evidenced in the Company's press release dated August 5, 2008, in which the Company reported net losses of $11 million during the first six months of 2008 compared with net income of $11.8 million for NNN and the Company on a combined basis in the first six months of 2007, a period over period decline of 207%. Despite Mr. Thompson's request, the Company set the 2008 Annual Meeting for December 3, 2008 in a press release issued on August 19, 2008.

        The Company recently announced its third quarter financial results in a press release dated November 6, 2008. For the first nine months of 2008, the Company reported a net loss of $55 million compared with net income of $14.4 million for NNN and the Company on a combined basis in the first nine months of 2007, a period over period decline of 481.9%. The announcement of these results has led us to believe that the Company faces significant challenges and that it is of the utmost importance that the Company hold the 2008 Annual Meeting by no later than the December 3, 2008 date that the Board initially selected for such meeting in order to ensure that shareholders will have an opportunity in the near term to express their preferences with respect to the future direction and governance of the Company.

        Consequently, we are submitting for adoption by resolution of the stockholders a proposed amendment to the Bylaws that will require the Company to hold the 2008 Annual Meeting on December 3, 2008 and prevent the Company from delaying such meeting to a later date.

        The text of the Proposal 3 stockholder resolution and amendment to the Bylaws is as follows:

    "RESOLVED, that Section 2.01 of ARTICLE II of the Amended and Restated Bylaws of the Corporation be and hereby is amended and restated as follows:(1)

    'Section 2.01.    Annual Meetings.    Annual Meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution; provided, however, that the Annual Meeting of stockholders of the Corporation for the year 2008 shall be held on December 3, 2008 and shall not be delayed to a later date. At such meeting, Class A directors shall be elected and any other proper business may be transacted."'

(1)
For ease of reference, text to be added to the existing text of the Bylaws by this resolution is underscored below.

        This proposal is being brought before the 2008 Annual Meeting pursuant to (i) Article V of the Certificate of Incorporation and Section 8.05 of ARTICLE VIII of the Bylaws, which each provide, in relevant part, that the Bylaws may be amended upon the affirmative vote of the holders of at least a majority of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, and (ii) Section 109 of the Delaware General Corporation law, which provides the stockholders of a company with the authority to adopt, amend or repeal its bylaws.

        Proposal 3 requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the proposal at the 2008 Annual Meeting. A "broker non-vote" with respect to Proposal 3 will be included in the number of votes present and entitled to vote on the proposal, but will have the effect of a vote cast "AGAINST" the proposal. A "broker non-vote" refers to a situation in which shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to the proxy solicitor, but the broker has no authority to vote such proxy card because it has not received instructions from its customer.

        YOU ARE URGED TO VOTE "FOR" THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS OF THE COMPANY TO REQUIRE THE COMPANY TO HOLD THE 2008 ANNUAL MEETING ON DECEMBER 3, 2008 AND TO PREVENT THE COMPANY FROM DELAYING SUCH MEETING TO A LATER DATE ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 4: AMENDMENT TO THE BYLAWS TO REQUIRE STOCKHOLDER APPROVAL FOR
ADJOURNMENT OF A STOCKHOLDER MEETING AT WHICH A QUORUM IS PRESENT

        Currently, the Bylaws do not clearly prohibit an officer of the Company from adjourning a stockholder meeting if such officer is entitled to preside at, or to act as secretary of, such meeting. We believe that this uncertainty with respect to adjournments of stockholder meetings is not in the best interests of the stockholders. If an officer of the Company has the authority to unilaterally adjourn a stockholder meeting, then we believe that it is possible that such officer may utilize that power to interfere with the ability of stockholders to fully realize the promises of stockholder democracy or that such officer may otherwise act to impede the will of the stockholders.

        Consequently, we are submitting for adoption by resolution of the stockholders a proposed amendment to the Bylaws that will clearly require stockholder approval in order for the Board to adjourn a stockholder meeting at which a quorum is present. We believe this amendment will help to ensure that the Company cannot frustrate the voting rights of stockholders by adjourning the 2008 Annual Meeting if a quorum is present, unless such adjournment is approved by holders of shares of Common Stock entitled to a majority of the votes which are present in person or represented by proxy at such meeting.

        The text of the Proposal 4 stockholder resolution and amendment to the Bylaws is as follows:

    "RESOLVED, that Section 2.05 of ARTICLE II of the Amended and Restated Bylaws of the Corporation be and hereby is amended and restated as follows:(2)

    'Section 2.05    Quorum.    Except in the case of any meeting for the election of directors summarily ordered as provided by law, or as otherwise specified in the Certificate of Incorporation or these Bylaws, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time, but no other business may be transacted. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Notwithstanding the foregoing provisions of this Section 2.05, a stockholder meeting at which a quorum is present may not be adjourned unless such adjournment is approved by at least a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat."'

(2)
For ease of reference, text to be added to the existing text of the Bylaws by this resolution is underscored below.

        This proposal is being brought before the 2008 Annual Meeting pursuant to (i) Article V of the Certificate of Incorporation and Section 8.05 of ARTICLE VIII of the Bylaws, which each provide, in relevant part, that the Bylaws may be amended upon the affirmative vote of the holders of at least a majority of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, and (ii) Section 109 of the Delaware General Corporation law, which provides the stockholders of a company with the authority to adopt, amend or repeal its bylaws.

        Proposal 4 requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the proposal at the 2008 Annual Meeting. A "broker non-vote" with respect to Proposal 4 will be included in the number of votes present and entitled to vote on that proposal, but will have the effect of a vote cast "AGAINST" the proposal. A "broker non-vote" refers to a situation in which shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to the proxy solicitor, but the broker has no authority to vote such proxy card because it has not received instructions from its customer.

        YOU ARE URGED TO VOTE "FOR" THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS OF THE COMPANY TO REQUIRE STOCKHOLDER APPROVAL FOR ADJOURNMENT OF A STOCKHOLDER MEETING AT WHICH A QUORUM IS PRESENT ON THE ENCLOSED GREEN PROXY CARD.

OTHER MATTERS

        Except for the matters discussed above, we know of no other matters to be presented at the 2008 Annual Meeting. If any other matters should properly come before the 2008 Annual Meeting, it is intended that the persons named on the enclosed GREEN proxy card will vote the proxies being solicited under this proxy statement on such other matters in accordance with such persons' sole discretion. We will not use such discretionary authority to vote the proxies for any matters of which we are aware a reasonable time before the 2008 Annual Meeting.

PROXY PROCEDURES

        IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE 2008 ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

        The enclosed GREEN proxy card will be voted at the 2008 Annual Meeting in accordance with your instructions on such card.

REVOCATION OF PROXIES

        You may change your proxy instructions at any time prior to the vote at the 2008 Annual Meeting for shares of Common Stock held directly in your name. You may accomplish this by completing and submitting a later-dated GREEN proxy card to our proxy solicitor, D.F. King & Co., Inc. located at 48 Wall Street, New York, NY 10005, or by completing and submitting a later-dated white proxy card to the Company as provided in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008. Only the latest dated proxy card you submit will be counted. You may also revoke a proxy card at any time before it is voted by delivering a written notice of revocation, bearing a later date than the date of such proxy card, to either our proxy solicitor, D.F. King & Co., Inc., or the Corporate Secretary of the Company, stating that your proxy provided is revoked. You should send any notice of revocation to either our proxy solicitor, D.F. King & Co., Inc. located at 48 Wall Street, New York, NY 10005, or the Corporate Secretary of the Company at the Company's executive offices located at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. In addition, you may revoke any proxy card, either GREEN or white, by attending the 2008 Annual Meeting and voting in person (but your attendance alone will not revoke any proxy previously given). If your shares of Common Stock are held in "street name," you should vote your shares of Common Stock according to the enclosed voting instruction form or the voting instruction form provided by the Company, or you may contact your broker or other nominee and follow the directions provided to you in order to change your vote.

        Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of the Company on the Record Date, you will retain your voting rights at the 2008 Annual Meeting even if you sell such shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the enclosed GREEN proxy card, even if you sell such shares of Common Stock after the Record Date.

DISSENTERS' RIGHT OF APPRAISAL

        Stockholders do not have appraisal or similar rights of dissenters under Delaware law with respect to the matters described in this proxy statement.

 SOLICITATION OF PROXIES

        In connection with the solicitation of proxies by us and certain of our affiliates and associates for use at the 2008 Annual Meeting, proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. We may make solicitations of proxies but will not receive compensation for acting as nominees. Solicitations may be made by certain affiliates and employees of Mr. Thompson, none of whom will receive additional compensation for such solicitation.

        Other than Mr. Thompson, none of the Nominees has individually retained any person to provide proxy solicitation or advisory services in connection with the solicitation. Mr. Thompson has retained D.F. King & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which D.F. King & Co., Inc. has received a fee of $50,000 (creditable toward the final fee in an amount not to exceed $125,000), together with reimbursement for its reasonable and documented out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. D.F. King & Co., Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Mr. Thompson will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Mr. Thompson will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that D.F. King & Co., Inc. will employ approximately 25 persons to solicit the Company's stockholders for the 2008 Annual Meeting.

        The entire expense of soliciting proxies is being borne by Mr. Thompson and/or entities or individuals affiliated with him. The costs of this solicitation of proxies, and other costs specifically related to this solicitation, are currently estimated to be approximately $690,000. Mr. Thompson estimates that through the date hereof, his total expenditures in connection with this solicitation are approximately $207,680. To the extent legally permissible, Mr. Thompson reserves the right to seek reimbursement from the Company for the costs of this solicitation. Mr. Thompson does not currently intend to submit approval of any such reimbursement arrangement to a vote of stockholders of the Company at a subsequent stockholder meeting unless it is required to do so by law.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

        The following information regarding the date for submission of stockholder proposals for inclusion in the Company's proxy statement is based on the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008.

        Any proposal that a stockholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2009 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705, by July 13th, 2009. Any stockholder proposal submitted for consideration at next year's annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after September 26, 2009, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (ii) the proponent does not issue a proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time. The Bylaws provide that in order for a stockholder to make nominations for the election of directors to be brought before the 2009 annual meeting of stockholders, a stockholder must deliver written notice mailed or delivered of such nomination to the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed to the Corporate Secretary of the Company not later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to the stockholders. The Bylaws do not contain any provisions that govern the submission of proposals by stockholders. A copy of the Bylaws may be obtained from the Company.

ADDITIONAL INFORMATION

        The information concerning the Company contained in this proxy statement and Annex A attached hereto has been taken from, or is based upon, publicly available information. To date, we have not had access to the books and records of the Company in connection with the preparation of this proxy statement. Although we do not have any information that would indicate that any information contained in this proxy statement concerning the Company is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information.

        Please refer to the Company's Quarterly and Annual Reports for certain information and disclosure required by applicable law. This information and disclosure includes, among other things, securities of the Company held by the Company's directors, nominees, management and 5% stockholders, certain biographical information on the Company's directors and executive officers, information concerning executive compensation, an analysis of cumulative total returns on an investment in shares of Common Stock during the past five years. The Participants in the solicitation of proxies described in this proxy statement take no responsibility for the accuracy or completeness of such information.

November 17, 2008
ANTHONY W. THOMPSON HAROLD A. ELLIS, JR. STUART A. TANZ

ANNEX A:

INFORMATION CONCERNING CERTAIN PARTICIPANTS

        Capitalized terms used but not defined in this Annex A have the meanings ascribed to them in the proxy statement to which this Annex A is attached.

Security Ownership of the Participants

        Mr. Harold A. Ellis, Jr. beneficially owns 912 shares of Common Stock, none of which shares of Common Stock were purchased in the past two years. Mr. Ellis has not sold any shares of Common Stock in the past two years.

        Mr. Stuart A. Tanz beneficially owns 15,000 shares of Common Stock, which he purchased on October 28, 2008 at an average price of $1.15 per share.

        As of the date of this proxy statement, Mr. Thompson beneficially owns, directly or indirectly, 9,200,708 shares of Common Stock (the "Thompson Shares"). 2,699,730 of the Thompson Shares are owned directly by Mr. Thompson, 701,875 of the Thompson Shares are held by AWT Family Limited Partnership ("AWT LP"), of which Mr. Thompson and his wife Sharon Thompson are limited partners (with Mr. Thompson controlling the corporate general partner of such entity), 679,331 of the Thompson Shares are held by NNN Cunningham Stafford LLC of which Mr. Thompson is the sole member, 4,591,772 of the Thompson Shares are held in a brokerage account by Mr. and Mrs. Thompson as joint tenants with a right of survivorship, and beneficial ownership of 528,000 of the Thompson Shares, was transferred to Mr. Thompson on October 27, 2008, as further described herein under the heading "—Transactions-Letter Agreement (Scott Peters)" and "—Certain Litigation Matters". Mr. Thompson has sole power to vote and direct the disposition of 4,608,936 of the Thompson Shares and has shared power to vote and direct the disposition of 4,591,772 of the Thompson Shares.

        Mr. Thompson's transactions in securities of the Company during the past two years are as follows:

Date	Type of Security	Purchase/Sale	Amount Purchased or Sold	Price
10/03/2008	Common Stock	Sale	20,000	$2.28
07/29/2008	Common Stock	Sale	2,000	$3.68
07/25/2008	Common Stock	Sale	5,300	$3.72
07/24/2008	Common Stock	Sale	20,000	$3.63
07/23/2008	Common Stock	Sale	10,000	$3.7
07/21/2008	Common Stock	Sale	5,000	$3.35
07/18/2008	Common Stock	Sale	7,500	$3.22
07/18/2008	Common Stock	Sale	7,500	$3.22
07/17/2008	Common Stock	Sale	2,500	$3.2
07/17/2008	Common Stock	Sale	2,500	$3.2
07/16/2008	Common Stock	Sale	10,000	$2.95
07/16/2008	Common Stock	Sale	10,000	$3
04/07/2008	Common Stock	Sale	13,500	$7.48
04/07/2008	Common Stock	Sale	400	$7.49
04/04/2008	Common Stock	Sale	300	$7.42
04/04/2008	Common Stock	Sale	5,675	$7.4
04/04/2008	Common Stock	Sale	2,500	$7.39
04/04/2008	Common Stock	Sale	100	$7.385
04/04/2008	Common Stock	Sale	14,325	$7.38
04/02/2008	Common Stock	Sale	200	$7.25

Date	Type of Security	Purchase/Sale	Amount Purchased or Sold	Price
04/02/2008	Common Stock	Sale	9,300	$7.24
04/02/2008	Common Stock	Sale	500	$7.22
04/01/2008	Common Stock	Sale	13,200	$7.08
03/25/2008	Common Stock	Sale	100	$7.49
03/25/2008	Common Stock	Sale	1,700	$7.48
03/25/2008	Common Stock	Sale	2,400	$7.39
03/25/2008	Common Stock	Sale	7,600	$7.38
03/24/2008	Common Stock	Sale	1,000	$7.05
03/24/2008	Common Stock	Sale	1,200	$7.04
03/24/2008	Common Stock	Sale	1,300	$7.03
03/24/2008	Common Stock	Sale	2,200	$7.02
03/24/2008	Common Stock	Sale	3,400	$7.01
03/24/2008	Common Stock	Sale	3,800	$7
03/24/2008	Common Stock	Sale	1,500	$6.99
03/24/2008	Common Stock	Sale	7,600	$6.98
03/20/2008	Common Stock	Sale	3,000	$7.013

  Affiliate Transactions

    Securities and Exchange Commission Investigation

        On June 2, 2008, the Company announced that the staff of the Securities and Exchange Commission Los Angeles Enforcement Division informed the Company that the Securities and Exchange Commission was closing the previously disclosed September 16, 2004 investigation referred to as "In the matter of Triple Net Properties, LLC," without any enforcement action against GERI or NNN Capital Corp. (currently known as Grubb & Ellis Securities, Inc.) ("GES"), each of which became a subsidiary of the Company as part of the merger with NNN.

        Mr. Thompson had agreed that, to the extent that GERI and GES paid the Securities and Exchange Commission an amount in excess of $1 million in connection with any settlement or other resolution of this matter, he would forfeit up to 1,064,800 shares of Common Stock. Since no fine was assessed by the Securities and Exchange Commission, the 1,064,800 shares of Common Stock, which were being held by an escrow agent, were released to Mr. Thompson during the second quarter of 2008.

        Please see the Company's reports with the Securities and Exchange Commission for further details.

    Real Estate Licensing Issues

        Although Triple Net Properties Realty, Inc. ("Realty"), which became a subsidiary of the Company as part of the December 2007 merger of NNN and the Company, was required to have real estate licenses in all of the states in which it acted as a broker for NNN's programs and received real estate commissions prior to 2007, Realty did not hold a license in certain of those states when it earned fees for those services. In addition, almost all of GERI's revenue was based on an arrangement with Realty to share fees from NNN's programs. GERI did not hold a real estate license in any state, although most states in which properties of the NNN's programs were located may have required GERI to hold a license. As a result, Realty and the Company may be subject to penalties, such as fines (which could be a multiple of the amount received), restitution payments and termination of management agreements, and to the suspension or revocation of certain of Realty's real estate broker licenses. As of August 11, 2008, there had been no claims, and the Company could not assess or estimate whether it will incur any losses as a result of the foregoing.

        To the extent that the Company incurs any liability arising from the failure to comply with real estate broker licensing requirements in certain states, Mr. Thompson, Louis J. Rogers, former President of GERI, and Jeffrey T. Hanson, the Company's Chief Investment Officer, have agreed to forfeit to the Company up to an aggregate of 4,124,120 shares of Common Stock, and each share will be deemed to have a value of $11.36 per share in satisfying this obligation. Mr. Thompson has agreed to indemnify the Company, to the extent the liability incurred by the Company for such matters exceeds the deemed $46,865,000 value of these shares of Common Stock, up to an additional $9,435,000 in cash. These obligations terminate on November 16, 2009.

        Please see the Company's reports with the Securities and Exchange Commission for further details.

    Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC

        Mr. Thompson, as a special member, is entitled to receive up to $175,000 annually in compensation from each of Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC. Effective February 8, 2008, upon his resignation as Chairman, he was no longer a special member. As part of his resignation, the Company has agreed to continue to pay him up to an aggregate of $569,000 through the initial offering periods related to Apartment REIT, Inc. and Healthcare REIT, Inc., of which $481,500 remains outstanding as of June 30, 2008.

        The grants of these membership interests in Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC to certain executives are accounted for by the Company as a profit sharing arrangement. Compensation expense related to this profit sharing arrangement associated with Grubb & Ellis Apartment Management, LLC includes cash distributions based on membership interests of $88,000 earned by Mr. Thompson for the six months ended June 30, 2008 and $175,000 and $22,000 earned by Mr. Thompson for each of the calendar years ended December 31, 2007 and 2006, respectively. Compensation expense related to this profit sharing arrangement associated with Grubb & Ellis Healthcare Management, LLC includes cash distributions based on membership interests of $88,000 earned by Mr. Thompson for the six months ended June 30, 2008 and $175,000 earned by Mr. Thompson for the calendar year ended December 31, 2007.

        Please see the Company's reports with the Securities and Exchange Commission for further details.

    Guarantees

        Mr. Thompson has routinely provided personal guarantees to various lending institutions that provided financing for the acquisition of many properties by NNN's various investment programs. These guarantees cover certain covenant payments, environmental and hazardous substance indemnification and indemnification for any liability that may have been assessed against the Company in connection with the Securities and Exchange Commission investigation of GERI. Mr. Thompson is a party to an Indemnification Agreement, dated October 23, 2006, with NNN, pursuant to which NNN (which is currently a wholly owned subsidiary of the Company) agreed, subject to certain exceptions, to indemnify him for amounts he may be required to pay under the aforementioned guarantees made in favor of certain lending institutions in connection with loans incurred by GERI, Realty or GES, each of which is a subsidiary of NNN. Mr. Thompson is also party to an Indemnification Agreement, dated September 12, 2008, with AWT LP and the Company, pursuant to which the Company agreed to indemnify Mr. Thompson and AWT LP for amounts Mr. Thompson or AWT LP may be required to pay under certain limited guaranties provided by Mr. Thompson and AWT LP to Central Pacific Bank, as reaffirmed pursuant to an Extension Agreement dated September 12, 2008.

        Please see the Company's reports with the Securities and Exchange Commission for further details.

    Cunningham Lending Group

        In September 2007, NNN acquired Cunningham Lending Group LLC ("Cunningham"), a company that was wholly-owned by Mr. Thompson, for $255,000 in cash. Prior to the acquisition, Cunningham made unsecured loans to some of the properties under management by GERI. The loans bear interest at rates ranging from 8% to 12% per annum.

        Please see the Company's reports with the Securities and Exchange Commission for further details.

    Colony Canyon Advances

        The Company has made advances totaling $1 million and $3.3 million as of December 31, 2007 and December 31, 2006, respectively, to Colony Canyon, a property 30% owned by Mr. Thompson. The advances bear interest at 10% per annum and are required to be repaid within one year (although the repayments can and have been extended from time to time). According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, these amounts were repaid in full during the nine months ended September 30, 2008, and as of September 30, 2008 there were no outstanding advances with respect to Colony Canyon. However, as of September 30, 2008, an accounts receivable totaling $321,000 was due with respect to Colony Canyon. On November 4, 2008, the Company made a formal written demand to Mr. Thompson for these monies. Please see the Company's reports with the Securities and Exchange Commission for further details.

    Marriott Summit Watch Advances

        According to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2008, as of September 30, 2008, Company advances to Marriott Summit Watch, a program 40.0% owned and, as of April 1, 2008, solely managed by Mr. Thompson, totaled $963,000, which includes a $922,000 principal payment that was due July 2, 2008 and $41,000 in accrued interest. On November 4, 2008 the Company made a formal written demand to Mr. Thompson for these monies.

    Letter Agreement (Scott Peters)

        Mr. Thompson is a party to a Letter Agreement, dated December 6, 2007, between himself and Scott D. Peters, former Chief Executive Officer and President of the Company (the "Peters Letter Agreement"), and is also a party to the related Joint Escrow Instructions among himself, Andrea D. Biller, as corporate secretary of the Company ("Corporate Secretary") and Mr. Peters ("Joint Escrow Instructions"). Pursuant to the Peters Letter Agreement, Mr. Thompson delivered into escrow 600,000 shares of NNN stock (which shares were converted into a total of 528,000 shares of Common Stock in connection with the merger of NNN and the Company) (the "Escrowed Shares"). 20% of the Escrowed Shares were to be released to Mr. Peters on each of the first five anniversaries of the Peters Letter Agreement if Mr. Peters remained employed by NNN or its successors. The Peters Letter Agreement also provided that if Mr. Peters resigned his employment without "Modified Good Reason" (as defined in the Peters Letter Agreement), then the Escrowed Shares would be forfeited and returned back to Mr. Thompson. Under the Joint Escrow Instructions, Ms. Biller as Corporate Secretary serves as the escrow agent. As such she is obligated to hold the Escrowed Shares, releasing them to Mr. Peters or returning them to Mr. Thompson as required under the Peters Letter Agreement. Please see additional information relating to the Escrowed Shares under the caption "—Certain Litigation Matters" below.

    Letter Agreement (Tax Benefits)

        Mr. Thompson is party to a letter agreement, dated December 7, 2007, between Mr. Thompson and NNN, pursuant to which NNN agreed to pay Mr. Thompson the full amount of any tax benefits it or any affiliate or successor received as a result of the transfer by Mr. Thompson of the Escrowed Shares to Mr. Peters in connection with the Peters Letter Agreement.

  Certain Litigation Matters

        On August 7, 2008, Mr. Thompson filed a Complaint in the Superior Court for the State of California for the County of Orange (the "Complaint") against Mr. Peters and Ms. Biller, in her capacity as Corporate Secretary. The Complaint alleges, among other things, that Mr. Peters breached the Peters Letter Agreement and the Joint Escrow Instructions by asserting to Ms. Biller that he did not resign from his position with the Company but rather was terminated without cause, and asserting to Ms. Biller that the Escrowed Shares should be released to him and not Mr. Thompson. The Complaint seeks the release of the Escrowed Shares from escrow and the transfer of such shares to Mr. Thompson. The Complaint also seeks the recovery from Mr. Peters and Ms. Biller, as Corporate Secretary, of damages in the amount of any diminution in value of the Escrowed Shares after July 11, 2008, the date on which Mr. Peters' resignation from the Company became effective.

        Mr. Thompson and Mr. Peters have entered into agreements effecting the transfer of all right, title and interest in the Escrowed Shares from Mr. Peters to Mr. Thompson and providing Mr. Thompson with the authority to vote the Escrowed Shares until such time as record ownership of the Escrowed Shares is transferred to Mr. Thompson on the books and records of the Company. Pursuant to the Assignment of Stock Separate from Certificate and Power of Attorney, effective as of October 27, 2008, Mr. Peters transferred all right, title and interest in the Escrowed Shares to Mr. Thompson and agreed to take any further action as may be necessary to confirm or give effect to such transfer. In addition, Mr. Peters executed an Irrevocable Proxy, dated as of October 30, 2008, appointing Mr. Thompson as Mr. Peters' proxy and authorizing Mr. Thompson, among other things, to vote the Escrowed Shares at the 2008 Annual Meeting, which proxy authority will remain effective until such time as record ownership of the Escrowed Shares is transferred to Mr. Thompson on the books and records of the Company. Upon the transfer of record ownership of the Escrowed Shares to Mr. Thompson, Mr. Thompson may assign his interest in the Escrowed Shares to one or more of his affiliates.

        Mr. Thompson's claims against Ms. Biller, in her capacity as Corporate Secretary, were effectively rendered moot as a result of the execution of the agreements between Mr. Thompson and Mr. Peters described in the preceding paragraph. Accordingly, these claims were dismissed on November 10, 2008.

PRELIMINARY FORM OF GREEN PROXY CARD

GRUBB & ELLIS COMPANY

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY

ANTHONY W. THOMPSON

HAROLD A. ELLIS, JR.

STUART A. TANZ

The undersigned appoints and constitutes Anthony W. Thompson and Neil Miller, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Grubb & Ellis Company, a Delaware corporation (the “Company”), to be held at 8:00 a.m. EST on December 3, 2008 at The Four Seasons Hotel, 2800 Pennsylvania Avenue, Washington D.C., and at any adjournment, postponement or any special meeting that may be called in lieu thereof (the “2008 Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of common stock of the Company (“Common Stock”) held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.  IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (A) “FOR” THE ELECTION OF ANTHONY W. THOMPSON, HAROLD A. ELLIS, JR., AND STUART A. TANZ TO CLASS A OF THE COMPANY’S BOARD OF DIRECTORS, (B) “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008, (C) “FOR” THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS OF THE COMPANY TO REQUIRE THE COMPANY TO HOLD THE 2008 ANNUAL MEETING ON DECEMBER 3, 2008 AND TO PREVENT THE COMPANY FROM DELAYING SUCH MEETING TO A LATER DATE, (D) “FOR” THE APPROVAL AND ADOPTION OF A BINDING RESOLUTION TO AMEND THE BYLAWS OF THE COMPANY TO REQUIRE STOCKHOLDER APPROVAL FOR ADJOURNMENT OF A STOCKHOLDER MEETING AT WHICH A QUORUM IS PRESENT AND (E) “FOR” GRANTING TO THE PROXY HOLDERS DISCRETION ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGN, DATE AND MAIL YOUR PROXY TODAY
(Continued and to be signed on the reverse side)

Anthony W. Thompson, Harold A. Ellis, Jr. and Stuart A. Tanz (“we”, or “our”) recommend a vote “FOR ALL” of the nominees listed in Proposal 1 below, “FOR” Proposal 2 below, “FOR” Proposal 3 below, “FOR” Proposal 4 below, and “FOR” granting the proxy holders discretion on all other matters as may properly come before the meeting. (Please mark each matter with an “X” in the appropriate box.)

We recommend a vote “FOR ALL” with respect to the election of the nominees listed in Proposal 1 below.

1)             Election of Directors:

Nominees:  Anthony W. Thompson, Harold A. Ellis, Jr., and Stuart A. Tanz

☐            FOR ALL

☐            WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐            FOR ALL EXCEPT NOMINEE WRITTEN BELOW

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT NOMINEE WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of Common Stock will be voted for the remaining nominee(s).

We recommend a vote “FOR” Proposal 2 below.

2)             Ratification of the appointment of Ernst & Young LLP as independent Registered Public Accounting Firm for the Company for the year ending December 31, 2008

FOR ☐	AGAINST ☐	ABSTAIN ☐

We recommend a vote “FOR” Proposal 3 below.

3)             Proposal to approve and adopt a binding resolution to amend the Bylaws to require the Company to hold the 2008 Annual Meeting on December 3, 2008 and to prevent the Company from delaying such meeting to a later date

FOR ☐	AGAINST ☐	ABSTAIN ☐

We recommend a vote “FOR” Proposal 4 below.

4)             Proposal to approve and adopt a binding resolution to amend the Bylaws to require stockholder approval for adjournment of a stockholder meeting at which a quorum is present

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on all other matters as may properly come before the 2008 Annual Meeting.

Please be sure to sign and date this Proxy

DATED:

(Signature)

(Signature, if held jointly)

(Title)

Please sign exactly as your name appears on this proxy.  When shares of Common Stock are held jointly, joint owners should each sign.  Executors, administrators, trustees, etc., should indicate the capacity in which signing.  A proxy executed by a corporation or other company should be signed in its name by its authorized officers.  Executors, administrators, trustees, partners, and authorized officers of corporations should indicate their positions when signing.

Your signature on this proxy is acknowledgement of the receipt of our proxy statement dated November 17, 2008.  Your signature revokes all proxies previously given by you to vote at the 2008 Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY!